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                                   EXHIBIT 5


ROSSITER, VALENTINE, RITCHIE & PORTER                           ATTORNEYS AT LAW

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50 SOUTH LASALLE STREET ~ CHICAGO, ILLINOIS 60675 ~ (312) 630-6000
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                                                          January 18, 1994



         Northern Trust Corporation
         50 South LaSalle Street
         Chicago, Illinois  60675

               RE: Northern Trust Corporation: Registration Statement on Form S-8 Regarding Registration of Additional
                    Participations in Fund D under The Northern Trust Company Thrift-Incentive Plan

         Gentlemen:

               In connection with the registration pursuant to the provisions of the Securities Act of 1933, as amended, of an additional $10,000,000 of participations in Fund D under The Northern Trust Company Thrift-Incentive Plan (the "Plan") consisting of shares of Common Stock of Northern Trust Corporation (the "Corporation"), we are of the following opinion:

               1. Any and all shares of the Corporation which shall be distributed to participants in the Plan will constitute legally issued, fully paid and non- assessable shares of the Corporation.

               2. The Plan and The Northern Trust Company Thrift-Incentive Plan Trust comply with all applicable provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

               We hereby consent to all references to our firm in the above-captioned Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.


                                           ROSSITER, VALENTINE, RITCHIE & PORTER

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